SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 18, 2001



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)




                                    Delaware
                          (State or other jurisdiction
                        of incorporation or organization)

               1-12935                                           75-2815171
       (Commission File Number)                               (I.R.S. Employer
                                                             Identification No.)


        5100 Tennyson Parkway
              Suite 3000
             Plano, Texas                                           75024
 (Address of principal executive offices)                         (Zip code)



Registrant's telephone number, including area code:             (972)673-2000

Item 2. Acquisition or Disposition of Assets.

     On January 18, 2001, Denbury Resources Inc. ("Denbury" or the "Company") announced that it had signed a purchase and sale agreement to acquire carbon dioxide ("CO2") reserves, production and associated assets from a unit of Airgas Inc. for $42 million effective January 1, 2001.

The Acquisition
---------------
     The acquisition includes ten producing CO2 wells and production facilities located near Jackson, Mississippi and a 183 mile, 20 inch pipeline which is currently transporting CO2 to Denbury's tertiary recovery operation at Little Creek Field, as well as CO2 to other commercial customers. The Company estimates that this acquisition includes approximately 1.0 trillion cubic feet of usable CO2 reserves. Current production is approximately 60 million cubic feet of CO2 per day ("MMcf/d"). Denbury purchases about 25 MMcf/d of this amount for injection at its Little Creek Field. The balance of the purchased CO2, 35 MMcf/d, will be sold under long-term contracts to commercial CO2 users.

Acquisition Adds Value to Company's Operations
----------------------------------------------
     CO2 production capacity of the acquired wells is estimated at 110 MMcf/d, but it is estimated that this could be increased to around 250 MMcf/d by adding compression facilities. An associated pipeline purchased as part of the transaction is capable of transporting over 400 MMcf/d. The Company is acquiring almost 100% of the working interests in the producing wells and will operate the properties. Denbury will use its existing credit facility, under which the borrowing base was recently increased from $110 million to $150 million, to fund the acquisition. Closing is expected to occur in early February 2001, subject to normal and customary closing conditions. After closing, the Company expects to have approximately $110 million of total bank debt outstanding.

     This Form 8-K, other than historical financial information, contains forward looking statements that involve risks and uncertainties including expected reserve quantities, production levels, financial results and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including Denbury's reports on Form 10-K and 10-Q. These reports are incorporated by this reference as though fully set forth herein. These statements are based on engineering, geological and operating assumptions that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Actual results may vary materially.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                Denbury Resources Inc.
                                                     (Registrant)


Date: January 26, 2001                By:           /s/Phil Rykhoek
                                         ---------------------------------------

                                                     Phil Rykhoek
                                                Chief Financial Officer